CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-85815; No.
333-30956; No. 333-30970; No. 333-44412) and the Post-Effective Amendment No. 1
to Form S-8 (No. 333-5720) of IMAX Corporation of our report dated March 28, 2001 relating to the consolidated financial statements and financial statement schedule of Imax Corporation, which appears in this Annual Report on Form 10-K.








Toronto, Canada
March 28, 2001